                                                                    EXHIBIT 23.6
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Form S-4 Registration Statement of NCO Group, Inc. of our report dated September 2, 1997, on our audits of the consolidated financial statements of FCA International Ltd. as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, which report is included in the NCO Group Inc.'s Form 8-k dated May 1, 1998. We also consent to the reference to our firm under the caption "Experts".


                                                       /s/ Arthur Andersen & Co.
                                                       -------------------------
                                                       General Partnership
                                                       Chartered Accountants



Montreal, Quebec
February 26, 1999